Exhibit 99.1

    NEWS RELEASE

Contacts:
R. Jeffrey Williams	Scott Brittain
Chief Financial Officer	Corporate Communications Inc.
O’Charley’s Inc.	(615) 254-3376 ext. 308
(615) 782-8982

O’CHARLEY’S INC. REPORTS THIRD QUARTER RESULTS

Strong Comparable Sales at Ninety Nine and Stoney River Concepts

and Improved Bottom Line

NASHVILLE, Tenn., Nov. 3, 2011 — O’Charley’s Inc. (NASDAQ: CHUX) today reported operating results for the 12-week period ended October 2, 2011.

Financial and Operating Highlights

•	With 12 fewer restaurants in operation, the Company’s revenue for the third quarter of 2011 declined slightly to $186.6 million from $188.6 million for the third quarter of 2010.

•

O’Charley’s comparable sales for company-operated restaurants declined 0.9 percent for the third quarter of 2011 from the third quarter last year, as a 4.5 percent decline in guest counts was partially offset by a 3.8 percent increase in average check.

•

Ninety Nine Restaurants comparable sales for the third quarter of 2011 accelerated for the fifth consecutive quarter, increasing 4.1 percent on a 4.0 percent increase in guest counts and a 0.1 percent increase in average check.

•

Stoney River Legendary Steaks produced a fifth consecutive quarterly increase in comparable sales, increasing 6.8 percent for the third quarter. The concept’s comparable guest counts increased 6.1 percent, the eighth consecutive quarterly improvement, and average check rose 0.6 percent, the first quarterly improvement in the last 10 quarters.

•

Restaurant-level margins declined to 11.5 percent of restaurant sales for the third quarter of 2011 from 12.1 percent for the third quarter of 2010, as a 190 basis point increase in food and beverage costs as a percentage of sales, primarily due to rising commodity costs, more than offset margin improvements in payroll and benefits and restaurant operating costs.

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CHUX Reports Third-Quarter Results

November 3, 2011

•

Loss from operations was $0.6 million, or 0.3 percent of revenues, for the third quarter of 2011 compared with a loss from operations of $5.2 million, or 2.7 percent of revenues, for the third quarter of 2010. Results for the third quarter of 2010 included net impairment and disposal charges of $2.5 million or 1.3 percent of revenues.

•

Loss from continuing operations was $4.0 million, or $0.18 per diluted share, for the third quarter of 2011, compared with a loss $7.0 million, or $0.33 per diluted share, for the third quarter of 2010. Net loss was $4.0 million, or $0.19 per diluted share, for the third quarter of 2011, compared with a net loss of $7.4 million, or $0.35 per diluted share, for the third quarter of 2010.

•

Net cash provided by operating activities was $11.1 million for the first 40 weeks of fiscal 2011, and the Company had $30.8 million of cash and no drawings on its revolving credit facility at the quarter’s end.

•

As disclosed on October 17, 2011, the Company completed a sale-leaseback transaction for 50 O’Charley’s properties which produced gross proceeds of $105 million. The Company is using the net proceeds, combined with existing cash, to retire all of its outstanding 9% Senior Notes during the fourth quarter. The Company expects the impact of the transaction to be a decrease in annual interest expense of approximately $10.0 million, a decrease in annual depreciation expense of approximately $2.5 million and an increase in annual rent expense of approximately $8.9 million, which includes straight-line rent and the estimated amortization of the deferred gain on the sale and the deferred financing costs. In conjunction with the sale-leaseback transaction, the Company entered into an Amended and Restated Credit Facility with its existing banks, which reduced the facility from $45 million to $30 million. While the terms and conditions are similar to the prior facility, the new facility provides the Company more flexibility regarding capital expenditures and also extends the maturity of the facility to 2016.

David W. Head, president and chief executive officer of O’Charley’s Inc., said, “We are pleased we met our financial guidance for the third quarter and continued the strong comparable sales performance of Ninety Nine Restaurants and Stoney River Legendary Steaks. We did not sustain the positive comparable sales momentum created at O’Charley’s over the previous four quarters. The decline in O’Charley’s guest counts compares to a 2.7 percent increase in guest counts for the third quarter last year, which was driven by the re-launch of the “2 Meals for $14.99” promotion. Although new, high quality menu introductions produced upward migration in guest satisfaction for O’Charley’s for the third quarter, we believe the promotion mis-match coupled with heightened economic uncertainty contributed to the decline in guest counts.

“We are using the substantial guest count and sales progress in two of our three concepts as a blueprint to regain momentum in our O’Charley’s concept. We have undertaken several initiatives designed to grow O’Charley’s guest counts that center on greater clarity and precision in communicating our message of high quality, flavorful food at an everyday value. We intend to keep

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CHUX Reports Third-Quarter Results

November 3, 2011

our focus on improving the guest experience at all three of our concepts. As reflected in our continued increases in guest satisfaction scores, we believe this focus will translate into higher sales, improving margins and increased shareholder value.”

Financial Guidance

For the fourth quarter of 2011, a 12-week quarter ending December 25, 2011, the Company’s guidance includes: total revenues of between $177 million and $182 million; loss from operations of between $3 million and $6 million; and adjusted EBITDA of between $4 million and $7 million. The Company’s guidance for the fourth quarter includes an estimated loss of approximately $1.2 million associated with the sale of certain properties included in the sale-leaseback transaction completed earlier in the quarter. Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to income from operations is included with the supplementary information to this release. The Company anticipates capital expenditures of between $16 million and $18 million for fiscal 2011.

Conference Call

The Company will hold a conference call to discuss this release today at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (719) 325-4810, and the confirmation pass code is 7027043. Please dial in 10 minutes prior to the beginning of the call. A telephonic replay of the conference call will be available through November 17, 2011, by dialing (719) 457-0820 and entering pass code 7027043. A live broadcast of the conference call will also be available online at the Company’s web site, www.ocharleysinc.com, at the following link: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=82565&eventID=4209530 and will also be available at www.streetevents.com and www.earnings.com. An on-line replay of the call will be available at the same sites through November 17, 2011.

Safe Harbor Provisions

The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “forecast,” “expect,” “project,” “believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to the finalization of the Company’s third quarter financial and accounting procedures, and may be affected by certain risks and uncertainties, including, but not limited to, the deterioration in the United States economy and the related adverse effect on the Company’s sales of decreased consumer spending; the Company’s ability to achieve its internal forecasts of sales and profitability; the Company’s ability to comply with the terms and conditions of its financing agreements; the Company’s ability to maintain or increase operating margins and comparable sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results; the effect of increased competition; the Company’s ability to sell or sublease closed restaurants and other surplus assets; and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved,

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CHUX Reports Third-Quarter Results

November 3, 2011

and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

About O’Charley’s Inc.

O’Charley’s Inc., headquartered in Nashville, Tennessee, is a multi-concept restaurant company that operates or franchises a total of 342 restaurants under three brands: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 227 restaurants in 18 states in the Southeast and Midwest, including 221 company-owned and operated O’Charley’s restaurants, and 6 restaurants operated by franchisees. The menu, with an emphasis on fresh preparation, features several specialty items, such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The Ninety Nine concept includes 105 restaurants throughout New England and upstate New York. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The Stoney River Legendary Steaks concept includes 10 restaurants in six states in the Southeast and Midwest. This steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.

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CHUX Reports Third-Quarter Results

November 3, 2011

O’Charley’s Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

12 Weeks Ended October 2, 2011 and October 3, 2010

All percentages shown as a percentage of total revenue unless indicated otherwise

	2011		2010 (2)
	(in thousands, except per share data)
Revenues:
Restaurant sales	$186,392	99.9%	$188,291	99.8%
Franchise and other revenue	196	0.1%	351	0.2%

	186,588	100.0%	188,642	100.0%

Costs and expenses:
Cost of food and beverage	59,862	32.1%	56,933	30.2%
Payroll and benefits	64,848	34.8%	67,015	35.6%
Restaurant operating costs	40,160	21.5%	41,502	22.0%

Cost of restaurant sales (1), excluding depreciation and amortization shown below	164,870	88.5%	165,450	87.9%

Advertising and marketing	8,197	4.4%	7,947	4.2%
General and administrative	5,554	3.0%	8,282	4.4%
Depreciation and amortization of property and equipment	8,425	4.5%	9,629	5.1%
Impairment and disposal charges, net	177	0.1%	2,497	1.3%

	187,223	100.3%	193,805	102.7%

Loss from operations	(635)	-0.3%	(5,163)	-2.7%

Other expense (income):
Interest expense, net	3,161	1.7%	2,488	1.3%
Other, net	—	0.0%	(6)	0.0%

	3,161	1.7%	2,482	1.3%

Loss from continuing operations before income taxes	(3,796)	-2.0%	(7,645)	-4.1%

Income tax expense (benefit)	157	0.1%	(615)	-0.3%

Loss from continuing operations	(3,953)	-2.1%	(7,030)	-3.7%

Loss from discontinued operations, net	(59)	0.0%	(408)	-0.2%

Net Loss	$(4,012)	-2.1%	$(7,438)	-3.9%

Net loss per share - basic and diluted
Loss from continuing operations	$(0.18)		$(0.33)
Loss from discontinued operations, net	$(0.01)		$(0.02)

Net Loss	$(0.19)		$(0.35)

Weighted-average common shares outstanding	21,591		21,267

(1)	Percentages calculated as a percentage of restaurant sales.
(2)	Prior year results have been adjusted to reflect results from discontinued operations.

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CHUX Reports Third-Quarter Results

November 3, 2011

O’Charley’s Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

40 Weeks Ended October 2, 2011 and October 3, 2010

All percentages shown as a percentage of total revenue unless indicated otherwise

	2011		2010 (2)
	(in thousands, except per share data)
Revenues:
Restaurant sales	$644,186	99.9%	$645,737	99.9%
Franchise and other revenue	741	0.1%	922	0.1%

	644,927	100.0%	646,659	100.0%

Costs and Expenses:
Cost of food and beverage	203,814	31.6%	191,642	29.7%
Payroll and benefits	223,189	34.6%	226,954	35.1%
Restaurant operating costs	132,576	20.6%	134,632	20.8%

Cost of restaurant sales (1), excluding depreciation and amortization shown below	559,579	86.9%	553,228	85.7%

Advertising and marketing	27,421	4.3%	27,489	4.3%
General and administrative	24,192	3.8%	29,420	4.5%
Depreciation and amortization of property and equipment	28,587	4.4%	32,932	5.1%
Impairment, disposal and restructuring charges, net	(184)	0.0%	5,752	0.9%
Pre-opening costs	—	0.0%	7	0.0%

	639,595	99.2%	648,828	100.3%

Income (Loss) from operations	5,332	0.8%	(2,169)	-0.3%

Other expense (income):
Interest expense, net	9,075	1.4%	9,405	1.5%
Other, net	3	0.0%	(5)	0.0%

	9,078	1.4%	9,400	1.5%

Loss from continuing operations before income taxes	(3,746)	-0.6%	(11,569)	-1.8%

Income tax expense (benefit)	20	0.0%	(694)	-0.1%

Loss from continuing operations	(3,766)	-0.6%	(10,875)	-1.7%

Loss from discontinued operations, net	(308)	0.0%	(3,430)	-0.5%

Net Loss	$(4,074)	-0.6%	$(14,305)	-2.2%

Net loss per share-basic and diluted
Loss from continuing operations	$(0.18)		$(0.51)
Loss from discontinued operations, net	$(0.01)		$(0.17)

Net Loss	$(0.19)		$(0.68)

Weighted-average common shares outstanding	21,500		21,175

(1)	Percentages calculated as a percentage of restaurant sales.
(2)	Prior year results have been adjusted to reflect results from discontinued operations.

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CHUX Reports Third-Quarter Results

November 3, 2011

O’Charley’s Inc.

Condensed Consolidated Balance Sheets (unaudited)

At October 2, 2011 and December 26, 2010

	2011	2010
	(in thousands)
Cash	$30,773	$29,693

Other current assets	33,413	33,050

Property and equipment, net	301,487	320,011

Trade names and other intangible assets	25,946	25,946

Other assets	11,297	14,041

Total assets	$402,916	$422,741

Current portion of long-term debt and capital leases	$219	$1,710

Other current liabilities	64,589	74,746

Long-term debt and capitalized lease obligations, net of current portion	116,670	117,164

Other liabilities	45,441	50,887

Shareholders’ equity	175,997	178,234

Total liabilities and shareholders’ equity	$402,916	$422,741

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CHUX Reports Third-Quarter Results

November 3, 2011

O’Charley’s Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

40 Weeks Ended October 2, 2011 and October 3, 2010

(In thousands)

	2011	2010
Cash flows from operating activities:
Net Loss	$(4,074)	$(14,305)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,587	33,278
Asset impairment	(592)	8,184
Share-based compensation	1,374	3,062
Changes in assets and liabilities and other, net	(14,203)	(6,816)

Net cash provided by operating activities	11,092	23,403

Cash flows from investing activities:
Additions to property and equipment	(11,072)	(10,876)
Proceeds from sale of assets and other, net	2,272	1,132

Net cash used in investing activities	(8,800)	(9,744)

Cash flows from financing activities:
Payments on long-term debt and capitalized lease obligations	(1,550)	(1,627)
Repurchase of senior notes	—	(9,993)
Debt issuance costs	(125)	(1,647)
Proceeds from the exercise of stock options and issuances under CHUX Ownership Plan	615	739
Shares tendered and retired for minimum tax withholdings	(169)	(277)
Other, net	17	5

Net cash used in financing activities	(1,212)	(12,800)

Increase in cash and cash equivalents	1,080	859
Cash and cash equivalents at beginning of period	29,693	21,880

Cash and cash equivalents at end of period	$30,773	$22,739

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CHUX Reports Third-Quarter Results

November 3, 2011

O’Charley’s Inc. and Subsidiaries

Financial and Other Information (unaudited)

40 Weeks Ended October 2, 2011 and October 3, 2010

All percentages shown as percentage of restaurant sales

	12 weeks ended		40 weeks ended
	2011	2010 (3)	2011	2010 (3)
O’Charley’s Concept:
Number of restaurants open at period end (1)	221	233	221	233
Average check per guest (1)	$12.75	$12.26	$12.60	$12.46
Average weekly sales per restaurant (1)	$43,446	$42,851	$46,052	$44,653
Restaurant sales (millions)	$115.2	$118.9	$407.1	$413.3
Costs and expenses:
Cost of food and beverage	32.6%	30.3%	32.1%	29.6%
Payroll and benefits	34.9%	36.0%	34.6%	35.2%
Restaurant operating costs (2)	21.9%	22.1%	20.2%	20.4%

Cost of restaurant sales	89.4%	88.4%	86.9%	85.2%

Ninety Nine Concept:
Number of restaurants open at period end	106	113	106	113
Average check per guest	$14.55	$14.51	$14.67	$14.54
Average weekly sales per restaurant	$50,161	$47,133	$49,886	$47,093
Restaurant sales (millions)	$63.8	$62.0	$211.5	$207.2
Costs and expenses:
Cost of food and beverage	30.7%	29.4%	30.2%	29.0%
Payroll and benefits	35.4%	35.7%	35.7%	36.1%
Restaurant operating costs (2)	21.2%	22.3%	21.2%	21.8%

Cost of restaurant sales	87.3%	87.4%	87.1%	86.9%

Stoney River Concept:
Number of restaurants open at period end	10	11	10	11
Average check per guest	$35.03	$34.69	$35.39	$36.26
Average weekly sales per restaurant	$61,360	$55,544	$63,760	$57,377
Restaurant sales (millions)	$7.4	$7.3	$25.6	$25.2
Costs and expenses:
Cost of food and beverage	37.2%	36.5%	36.7%	35.9%
Payroll and benefits	27.7%	27.5%	27.5%	26.8%
Restaurant operating costs (2)	19.7%	19.1%	19.7%	20.3%

Cost of restaurant sales	84.6%	83.1%	83.9%	83.0%

(1)	Excludes franchised restaurants
(2)	Includes rent: 100% of the Ninety Nine restaurant locations are leased (land or land and building) as compared to 57% for O’Charley’s and 70% for Stoney River.
(3)	The 2010 periods include the operations of certain restaurants closed during 2010 which are now classified as discontinued operations.

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CHUX Reports Third-Quarter Results

November 3, 2011

O’Charley’s Inc. and Subsidiaries

Calculation of Adjusted EBITDA (unaudited) (1)

A Non-GAAP Financial Measure

12 and 40 Weeks Ended October 2, 2011 and October 3, 2010

	12 Weeks		40 Weeks
	2011	2010	2011	2010
(Loss) Income from Operations	$(635)	$(5,163)	$5,332	$(2,169)

Add:
Depreciation and amortization	8,425	9,629	28,587	32,932

Impairment and disposal charges, net (2)	177	2,497	(184)	5,752

Stock-based compensation (benefit) expense (3)	(190)	850	1,374	3,062

Severance, recruiting and relocation expense (4)	559	—	932	2,395

Changes in deferred compensation balances (5)	(535)	138	(270)	138

Adjusted EBITDA	$7,801	$7,951	$35,771	$42,110

Notes:

(1)	We present Adjusted EBITDA as a supplemental measure which we believe is indicative of our ongoing performance. We define Adjusted EBITDA as (Loss) Income from Operations plus (i) depreciation and amortization, (ii) impairment and disposal charges, net, (iii) stock-based compensation (benefit) expense, (iv) severance, recruiting and relocation expense for management changes and (v) changes in deferred compensation balances. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Also, our credit agreement uses measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

(2)	Long-lived assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Charges include the non-cash write-down of assets to their estimated recovery value as well as certain cash expenses and or gains related to the holding and disposition of assets no longer in service. Additionally, non-cash gains may be recognized as circumstances relating to the liability associated with previously reserved amounts change.
(3)	Includes charges relating to the discount on the Company’s Employee Stock Purchase Plan and stock-based compensation plans.
(4)	Includes cash and non-cash charges relating to significant organizational changes.
(5)	The Company sponsors a deferred compensation plan for certain management employees, which is fully funded with a “Rabbi Trust.” Changes in the value of the employee’s self-directed balances are reported in compensation expense, with an offsetting amount in interest expense, net.

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